Exhibit 99.9

. Dear Match Group, Inc. Stockholder: Thank you for your support as we work toward completing the Separation (as defined below) of Match Group, Inc. (“Match”) and IAC/InterActiveCorp (“IAC”). On December 19, 2019, IAC, IAC Holdings, Inc., a direct wholly owned subsidiary of IAC (“New IAC”), Valentine Merger Sub LLC, an indirect wholly owned subsidiary of IAC (“New Match Merger Sub”), and Match entered into a Transaction Agreement (as amended, the “Transaction Agreement”) that provides, subject to the terms and conditions set forth in the Transaction Agreement, for the separation of the businesses of Match from the remaining businesses of IAC through a series of transactions (collectively, the “Separation”). Following the Separation, IAC will be renamed “Match Group, Inc.” (“New Match”) and will own the businesses of Match and certain IAC financing subsidiaries, and New IAC will be renamed “IAC/InterActiveCorp” and will own IAC’s other businesses. Pursuant to a merger of Match with New Match Merger Sub with New Match Merger Sub surviving the merger (the “Match Merger”), the pre-Separation stockholders of Match (other than IAC, Match or any wholly owned subsidiary of IAC) will own shares in New Match along with the pre-Separation stockholders of IAC. The adoption of the Transaction Agreement will be considered at a special meeting of Match stockholders, currently scheduled to be held on June 25, 2020. The consummation of the Separation is subject to the satisfaction of a number of conditions, including, among others, stockholders of IAC and Match approving the Separation and related matters. We expect that the Separation will be completed during the second quarter of 2020. Under the terms of the Transaction Agreement, each Match common stockholder (other than IAC, Match and their wholly owned subsidiaries) as of the Match Merger effective time will have the right to receive as consideration in the Match Merger, for each share of Match common stock that such stockholder owns as of the Match Merger effective time, one share of New Match common stock plus, at such stockholder’s election, either (1) a fraction of a share of New Match common stock with a value of $3.00, calculated based on the Match VWAP (an “additional stock election”), or (2) $3.00 in cash (a “cash election”). The “Match VWAP” will be equal to (i) the average of the daily dollar-volume-weighted average trading price of a share of Match common stock for the ten consecutive NASDAQ Global Select Market (“NASDAQ”) trading days ending on the fifth NASDAQ trading day immediately before the date on which the Separation is completed, (ii) minus $3.00. Enclosed is an Election Form and related documents for you to choose an additional stock election or cash election in connection with the Match Merger. In order to make an election, please complete, sign and return the Election Form, with confirmation of book-entry transfer of your shares of Match common stock to the exchange agent for the Separation, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”). In addition, enclosed is an Election Information Booklet for your reference. Please use the enclosed envelope to return your Election Form and confirmation of a book-entry transfer to the Exchange Agent. Do not send any documents to Match or IAC. The Election Form, together with your confirmation of book-entry transfer, must be RECEIVED by the Exchange Agent no later than 5:00 p.m., New York City time, on the date that is five business days preceding the special meeting of Match stockholders (the “Election Deadline”). Match and IAC will publicly announce the Election Deadline at least five business days prior to the date of the Election Deadline, but you are encouraged to return your Election Form and confirmation of book-entry transfer as promptly as practicable. In addition, if the special meeting of Match’s stockholders to approve the Separation is postponed, we expect that the Election Deadline will be postponed by the same period such that the Election Deadline is still 5:00 p.m., New York City time, on the date that is five business days preceding the special meeting of Match stockholders. You may also obtain up-to-date information regarding the Election Deadline by contacting MacKenzie Partners, Inc., at 800-322-2885 (Toll-Free), 212-929-5500 or proxy@mackenziepartners.com. There is a limited period of time for you to deliver your Election Form and confirmation of book-entry transfer. Therefore, we encourage you to submit your Election Form and confirmation of book-entry transfer promptly. 038J7B

. If you do not make a valid election, you will be deemed to have made an additional stock election with respect to your shares of Match common stock. You can find additional information about the Separation, its terms and the related transactions in the Joint Proxy Statement/Prospectus, dated April [ ], 2020, which has been mailed to Match stockholders of record on May 4, 2020 and is also available through the Securities and Exchange Commission’s web site at www.sec.gov. The information contained in the Joint Proxy Statement/Prospectus speaks as of April [], 2020, and does not reflect subsequent developments. However, the Joint Proxy Statement/Prospectus incorporates by reference subsequent filings with the Securities and Exchange Commission by Match and IAC. You should rely only on the information contained or expressly incorporated by reference in the Joint Proxy Statement/Prospectus. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in those documents. If you have any questions regarding the election materials, please contact MacKenzie Partners, Inc., at 800-322-2885 (Toll-Free), 212-929-5500 or proxy@mackenziepartners.com.

NNNNNNNNNNNN . + Computershare Trust Company, N.A. P.O. Box 43011 Providence, Rhode Island 02940-3011 www.computershare.com/investor All Calls: MacKenzie Partners, Inc., at 800-322-2885 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 CN1234N56789N0NNJ N T Holder Account Number Tax ID certification on file: <Certified Y/N> TOTAL SHARES 123456789 ELECTION FORM With respect to shares of common stock of Match Group, Inc. (“Match”) ELECTION DEADLINE IS 5:00 P.M., NEW YORK CITY TIME, ON THE DATE THAT IS FIVE BUSINESS DAYS PRECEDING THE DATE OF THE MATCH SPECIAL MEETING On December 19, 2019, IAC/InterActiveCorp (“IAC”), IAC Holdings, Inc., a direct wholly owned subsidiary of IAC, Valentine Merger Sub LLC, an indirect wholly owned subsidiary of IAC (“New Match Merger Sub”), and Match entered into a Transaction Agreement (as amended, the “Transaction Agreement”) that provides, subject to the terms and conditions set forth in the Transaction Agreement, for the separation of the businesses of Match from the remaining businesses of IAC through a series of transactions (collectively, the “Separation”). Pursuant to a merger of Match with New Match Merger Sub with New Match Merger Sub surviving the merger (the “Match Merger”), the pre-Separation stockholders of Match (other than IAC, Match or any wholly owned subsidiary of IAC) will own shares in New Match along with the pre-Separation stockholders of IAC. As consideration in the Match Merger, each Match stockholder (other than IAC, Match and their wholly owned subsidiaries) as of the Match Merger effective time will have the right to receive, for each share of Match common stock that such stockholder owns as of the Match Merger effective time, one share of New Match common stock plus, at the stockholder’s election, either (1) a fraction of a share of New Match common stock with a value of $3.00, calculated based on the Match VWAP (an “additional stock election”), or (2) $3.00 in cash (a “cash election”). The “Match VWAP” will be equal to (i) the average of the daily dollar-volume-weighted average trading price of shares of Match common stock for the ten consecutive NASDAQ Global Select Market (“NASDAQ”) trading days ending on the fifth NASDAQ trading day immediately before the date on which the Separation is completed, (ii) minus $3.00. For a full discussion of the Separation and the effect of this election, see the Joint Proxy Statement/Prospectus, dated April [ ], 2020 (the “Proxy Statement”), which has been mailed to Match stockholders of record on May 4, 2020 and is also available through the Securities and Exchange Commission’s web site at www.sec.gov. The Election Form, together with your confirmation of book-entry transfer, must be RECEIVED by the exchange agent for the Separation, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), no later than 5:00 p.m., New York City time, on the date that is five business days preceding the special meeting of Match stockholders (the “Election Deadline”). Match and IAC will publicly announce the Election Deadline at least five business days prior to the date of the Election Deadline, but you are encouraged to return your Election Form and confirmation of book-entry transfer as promptly as practicable. In addition, if the special meeting of Match’s stockholders to approve the Separation is postponed, we expect that the Election Deadline will be postponed by the same period such that the Election Deadline is still 5:00 p.m., New York City time, on the date that is five business days preceding the special meeting of Match stockholders. You may also obtain up-to-date information regarding the Election Deadline by contacting MacKenzie Partners, Inc., at 800-322-2885 (Toll-Free), 212-929-5500 or proxy@mackenziepartners.com. + 2 L T R C O Y 038J8D NNNNNNNNN

. + This election governs the merger consideration that you, as a stockholder of Match, will receive if the Separation is consummated. This election may also affect the tax consequences of the Separation to you. Complete the box(es) on the next page to make an election to receive (1) an “additional stock election” of a fraction of a share of New Match common stock with a value of $3.00 based on the Match VWAP or (2) a “cash election” of $3.00 in cash. If no box is checked, you will be deemed to have made an “additional stock election” with respect to your shares of Match common stock. + 2

NNNNNNNNNNNN . + Step 1. ELECTION. I hereby elect to receive the following as merger consideration for each of my shares of Match common stock: ELECTION CHOICES ADDITIONAL STOCK ELECTION (a fraction of a share of New Match common stock with a value of $3.00 based on the Match VWAP) Mark this box to elect to make an additional stock election with respect to ALL of your shares of Match common stock. Mark this box to elect to make an additional stock election with respect to the following number of your shares of Match common stock. Please fill in the number of shares for which you would like to make an additional stock election. CASH ELECTION ($3.00 in cash) Mark this box to elect to make a cash election with respect to ALL of your shares of Match common stock. Mark this box to elect to make a cash election with respect to the following number of your shares of Match common stock. Please fill in the number of shares for which you would like to make a cash election. YOU WILL BE DEEMED TO HAVE MADE AN “ADDITIONAL STOCK ELECTION” IF, A. B. You fail to follow the instructions to this Election Form or otherwise fail to make a valid election; A completed Election Form, together with your confirmation of book-entry transfer, is not actually received by the Exchange Agent by the Election Deadline; or You properly and timely revoke a prior election without making a new election. C. All elections will automatically be revoked if the Transaction Agreement is terminated in accordance with its terms. Shares of New Match common stock will be issued in non-certificated book-entry form via a Direct Registration System® (DRS) stock distribution statement. To be effective, this Election Form must be properly completed, signed and delivered to the Exchange Agent at one of the addresses listed in the Election Information Booklet, together with your confirmation of book-entry transfer, by the Election Deadline. Do not send your election materials to Match or IAC. + 3 NNNNNNNNN

. + Step 2. SIGNATURE(S) REQUIRED. Signature of Registered Stockholder(s) or Agent. Must be signed by the registered stockholder(s) EXACTLY as name(s) appear(s) in Match’s transfer records. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity or other person, please set forth full title. See Instructions 5, 6, 7 and 8. By signing below, I represent and warrant as follows: (1) I have full power and authority to surrender the shares of Match common stock transferred in book-entry form, free and clear of all liens, claims and encumbrances. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the surrender and exchange of my shares of Match common stock. I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Election Form, duly completed and manually signed, together with all accompanying evidences of authority and confirmation of book-entry transfer. I agree that all questions as to validity, form and eligibility of any surrender of the shares of Match common stock will be determined by the Exchange Agent. I acknowledge that, until I properly transfer the shares of Match common stock to which this Election Form relates in book-entry form, I will not receive any consideration issuable or payable. (2) (3) Sign and provide your taxpayer identification number on the IRS Form W-9 provided herewith (or, if you are not a U.S. stockholder, the appropriate IRS Form W-8, a copy of which can be obtained at www.irs.gov). See Instruction 8. Registered Stockholder(s) or Agent Title, if any Area Code/Phone Number Step 3. SIGNATURE(S) GUARANTEED (IF REQUIRED). See Instruction 6. Unless the shares were tendered by the registered stockholder(s) of the Match common stock, or for the account of a member of a “Signature Guarantee Program,” Stock Exchange Medallion Program or NASDAQ Medallion Stamp Program (an “Eligible Institution”), your signature(s) must be guaranteed by an Eligible Institution. Authorized Signature Name of Firm Address of Firm — Please Print + 4

NNNNNNNNNNNN . + SPECIAL PAYMENT, ISSUANCE AND DELIVERY FORM The merger consideration will be issued in the name and to the address provided on the Election Form unless instructions are given in the boxes below. If completing this page for Special Payment and Issuance Instructions, please obtain an Original Medallion Signature Guarantee and apply below. + 5 NNNNNNNNN Special Delivery Instructions (See Instruction 7) To be completed ONLY if the check with respect to the merger consideration is to be mailed to an address that is different from the address reflected above. Name(s): (Please Print) Address: Telephone Number: Special Payment and Issuance Instructions (See Instructions 6 and 8) To be completed ONLY if the merger consideration is to be issued to a name that is different from the name of the registered holder(s). Issue: Check to: Shares to: Name(s): (Please Print) Address: Telephone Number:

. + INSTRUCTIONS (Please read carefully the instructions below) 1. Election Deadline: For any election contained herein to be considered, this Election Form, properly completed and signed, must be received by the exchange agent for the Separation, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), at the address set forth on the front of this Election Form, no later than 5:00 P.M., New York City time, on the date that is five business days preceding the special meeting of Match Group, Inc. (“Match”) stockholders (the “Election Deadline”). Match and IAC/InterActiveCorp (“IAC”) will publicly announce the Election Deadline at least five business days prior to the date of the Election Deadline, but you are encouraged to return your Election Form and confirmation of book-entry transfer as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline by contacting MacKenzie Partners, Inc., at 800-322-2885 (Toll-Free), 212-929-5500 or proxy@mackenziepartners.com. Subject to the terms of the Transaction Agreement, the Exchange Agent will determine whether any Election Form is received on a timely basis and whether an Election Form has been properly completed. Revocation or Change of Election Form: Any Election Form may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. Subject to the terms of the Transaction Agreement, the Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made. Termination of Transaction Agreement: In the event of termination of the Transaction Agreement, all elections will automatically be revoked and the Exchange Agent will promptly return shares of Match common stock through a book-entry transfer for shares held in street name. Method of Delivery: Your Election Form, together with your confirmation of book-entry transfer, must be sent or delivered to the Exchange Agent. Do not send them to Match or IAC. Delivery will be deemed effective only when received. A return envelope is enclosed. Book Shares/Check Issued in the Same Name: If the shares of New Match common stock to be issued and/or the check for the cash payable, as applicable, to the undersigned are to be issued in the same name as the surrendered shares, the Election Form must be completed and signed exactly as the surrendered shares are registered in Match’s transfer records. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign the Election Form. If any shares are registered in different names, it will be necessary to complete, sign and submit as many separate Election Forms as there are different registrations. Election forms executed by trustees, executors, administrators, guardians, officers of corporations or others acting in a fiduciary capacity who are not identified as such on the applicable registration must be accompanied by proper evidence of the signing person’s authority to act. Special Issuance/Payment Instructions: If the check(s) and/or shares of New Match common stock are to be made payable to or registered in a name or names other than the name(s) that appear(s) on the surrendered shares, indicate the name(s) and address in the appropriate box. The stockholder(s) named will be considered the record owner(s) of the shares of New Match common stock and must complete the Internal Revenue Service (“IRS”) Form W-9 (or, if not a U.S. person, the appropriate IRS Form W-8, a copy of which can be obtained at www.irs.gov). If the section entitled “Special Payment, Issuance and Delivery Form” is completed, then signatures on this Election Form must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”). Special Delivery Instructions: If a check is to be mailed to an address other than that appearing on the Election Form, indicate the address in this box. IRS Forms; Backup Withholding: Payments made to a stockholder that is a U.S. person for U.S. federal income tax purposes (a “U.S. stockholder”) may be subject to backup withholding, unless such stockholder provides the appropriate documentation to the Exchange Agent certifying that, among other things, its taxpayer identification number (“TIN”) is correct, or otherwise establishes an exemption. Such stockholder should use the IRS Form W-9 provided herein for this purpose and should (i) enter its name, federal tax classification, address and TIN on the face of the IRS Form W-9, (ii) if such stockholder is a corporation or other entity that is exempt from backup withholding, provide its “Exempt payee code”, (iii) if such stockholder is submitting the IRS Form W-9 for an 2. 3. 4. 5. 6. 7. 8. + 6

NNNNNNNNNNNN . + account maintained outside the United States by certain foreign financial institutions and is exempt from FATCA reporting, provide its “Exemption from FATCA reporting code” and (iv) sign and date the IRS Form W-9 and return it to the Exchange Agent. If such stockholder does not provide its correct TIN and other required information or an adequate basis for exemption, payments made to such stockholder will be subject to backup withholding (currently, at a rate of 24%) and such stockholder may be subject to a penalty imposed by the IRS. If shares of Match common stock exchanged by such stockholder are in more than one name or are not in the name of their actual owner, such stockholder should consult the instructions accompanying the IRS Form W-9 (the “W-9 Instructions”) for information on which TIN to report. If such stockholder has not been issued a TIN, such stockholder should consult the W-9 Instructions, and the Exchange Agent will make backup withholding on payments to such stockholder if the Exchange Agent is not provided with a TIN by the time any such payment is made. Exempt stockholders (including, among others, all corporations) are not subject to these information reporting and backup withholding requirements, provided that, if required, they properly demonstrate their eligibility for exemption. See the W-9 Instructions for additional instructions. In order for a stockholder that is not a U.S. person for U.S. federal income tax purposes to avoid backup withholding, such stockholder should submit the appropriate version of IRS Form W-8 (available from the IRS website at http://www.irs.gov), signed under penalty of perjury, attesting to such stockholder’s foreign status. The failure of such a stockholder to provide the appropriate IRS Form W-8 may result in backup withholding on payments made to such stockholder pursuant to the Match Merger. ELECTION INFORMATION BOOKLET This information booklet from Match Group, Inc. (“Match”) and IAC/InterActiveCorp (“IAC”) is provided to stockholders of Match. It answers frequently asked questions, briefly describes your options and provides information and instructions on how to make your election. We urge you to read the instructions to the enclosed Election Form carefully and review the Frequently Asked Questions below, as well as the Joint Proxy Statement/Prospectus, dated April [ ], 2020 (the “Proxy Statement”), which you 9. received in connection with Match’s special meeting of stockholders scheduled to be held on June 25, 2020. After reviewing these materials, please complete the Election Form and send it in the enclosed envelope to the exchange agent, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”). If you have additional questions after reading these materials, you should contact MacKenzie Partners, Inc., at 800-322-2885 (Toll-Free), 212-929-5500 or proxy@mackenziepartners.com for more information. The deadline for receipt of your Election Form is 5:00 P.M., New York City time, on the date that is five business days preceding the Match special meeting (the “Election Deadline”). IAC and Match will publicly announce the Election Deadline at least five business days prior to the date of the Election Deadline, but you are encouraged to return your Election Form and confirmation of book-entry transfer as promptly as practicable. + 7 NNNNNNNNN

. + FREQUENTLY ASKED QUESTIONS 1. Why have I been sent an Election Form? On December 19, 2019, IAC, IAC Holdings, Inc., a direct wholly owned subsidiary of IAC (“New IAC”), Valentine Merger Sub LLC, an indirect wholly owned subsidiary of IAC (“New Match Merger Sub”), and Match entered into a Transaction Agreement (as amended, the “Transaction Agreement”) that provides, subject to the terms and conditions set forth in the Transaction Agreement, for the separation of the businesses of Match from the remaining businesses of IAC through a series of transactions (collectively, the “Separation”). Following the Separation, IAC will be renamed “Match Group, Inc.” (“New Match”) and will own the businesses of Match and certain IAC financing subsidiaries. New IAC will be renamed “IAC/InterActiveCorp” and will own IAC’s other businesses. Pursuant to a merger of Match with New Match Merger Sub, with New Match Merger Sub surviving the merger (the “Match Merger”), the pre-Separation stockholders of Match (other than IAC, Match or any wholly owned subsidiary of IAC) will own shares in New Match along with the pre-Separation stockholders of IAC. A copy of the Transaction Agreement was attached as Annex A to the Proxy Statement. Under the terms of the Transaction Agreement and in connection with the Match Merger, each Match common stockholder (other than IAC, Match and their wholly owned subsidiaries) as of the Match Merger effective time will have the right to receive, for each share of Match common stock that such stockholder owns as of the Match Merger effective time, consideration consisting of one share of New Match common stock plus, at such stockholder’s election, either (1) a fraction of a share of New Match common stock with a value of $3.00, calculated based on the Match VWAP (an “additional stock election”), or (2) $3.00 in cash (a “cash election”). The “Match VWAP” will be equal to (i) the average of the daily dollar-volume-weighted average trading price of shares of Match common stock for the ten consecutive NASDAQ Global Select Market (“NASDAQ”) trading days ending on the fifth NASDAQ trading day immediately before the date on which the Separation is completed, (ii) minus $3.00. Match common stockholders who do not make an election will be treated as having made an additional stock election. An Election Form is being mailed to each stockholder of record of Match common stock as of May [ ], 2020, the election record date. The Election Form is to be used to make a cash or additional stock election. If you also hold shares of Match common stock in “street name” through a bank, brokerage or other nominee, you should receive election instructions from that firm. What is the Election Form? The enclosed Election Form lets us know your preferred form of payment of the merger consideration for your shares of Match common stock. How do I complete the Election Form? The Election Form is divided into separate sections. Instructions for completing each section are set forth in the Election Form, where applicable. You are entitled to make a cash election or additional stock election with respect to each of your shares of Match common stock. When completed, please sign and date the Election Form and send it to Computershare in the enclosed envelope along with your confirmation of book-entry transfer, and any required accompanying evidence of authority, so that you can make your election to receive shares of New Match common stock or a combination of cash and shares of New Match common stock. Please see Question 13 for important information concerning the transmittal of your Election Form to Computershare. Please note that if your shares are held jointly, signatures of all joint owners are required. Consistent with the terms of the Transaction Agreement, the Election Form authorizes the Exchange Agent, Computershare Trust Company, N.A., to take all actions necessary to accomplish the delivery of the shares of New Match common stock and/or cash in exchange for your shares of Match common stock. Please return your Election Form and confirmation of book-entry transfer in the enclosed envelope or electronically. How do I make an election if I hold my shares through a bank, broker or other nominee? If you hold your shares of Match common stock through a bank, broker or other nominee, they must make an election for your shares on your behalf in accordance with your instructions. Please instruct them how to exchange your shares by completing the election instructions you receive from them. Please contact your bank, broker or other nominee with any questions. 2. 3. 4. + 8

NNNNNNNNNNNN . + 5. When is my Election Form due? Your Election Form must be RECEIVED by the Exchange Agent by the Election Deadline (which is five business days preceding the Match special meeting). If you hold your shares through a bank, broker or other nominee, you must return your election instructions to your bank, broker or other nominee in time for it to respond by the Election Deadline. Please refer to the instructions provided by your bank, broker or other nominee. What happens if I do not submit an Election Form, miss the Election Deadline or otherwise fail to make a valid election? If you do not submit an Election Form, miss the Election Deadline or otherwise fail to make a valid election, you will be deemed to have made an additional stock election. I have received more than one set of identical election materials related to the Transaction Agreement in connection with the election. Do I need to complete them all? Yes. If you received more than one set of election materials, this indicates that you own stock in more than one manner or in more than one name. For example, you may have shares registered directly with Match; you may own shares through a third party, such as a broker; or you may own shares in both single name and joint name. Each set of election materials you receive is specific to the manner in which you hold your shares of Match common stock. Failure to properly complete an Election Form and properly submit the Election Form by the Election Deadline means that no valid election will be made with respect to the shares to which that Election Form applies, and you will be deemed to have made an additional stock election with respect to such shares. Under the terms of the Transaction Agreement, what will I receive in exchange for my Match shares upon completion of the Separation? You will receive one share of New Match common stock for each share of Match common stock that you own as of the Match Merger effective time, plus you may make, for each share of Match common stock that you own as of the Match Merger effective time: 6. 7. 8. • an “additional stock election” of a fraction of a share of New Match common stock with a value of $3.00, calculated based on the Match VWAP; or a “cash election” of $3.00 in cash. • 9. Do I have to make the same election with respect to all of the Match shares that I own? No. You may elect to make a cash election or additional stock election with respect to each of your shares of Match common stock. Please follow the instructions for completing the applicable section of the Election Form. For any shares of Match common stock held by you that are not covered by a validly submitted Election Form, you will be deemed to have elected an additional stock election. 10. Will I receive any fractional shares? No. To the extent that a record holder (taking into account all shares held by such holder and aggregating all entitlements to fractional shares) is entitled to receive a fraction of a share of New Match common stock in connection with the Separation, such fraction of a share will be rounded up to one whole share of New Match common stock. 11. How long will it take to receive cash or New Match shares after the effective date of the Separation? If the Exchange Agent receives a valid Election Form and your confirmation of book-entry transfer and any required accompanying evidence of authority by the Election Deadline, the shares of New Match common stock and/or cash to which you are entitled will be delivered by the Exchange Agent as soon as practicable after the effective date of the Separation. Shares of New Match common stock will be issued in non-certificated book-entry form via a Direct Registration System® (DRS) stock distribution statement. + 9 NNNNNNNNN

. + 12. What are the tax consequences associated with each of the election options? Different tax consequences may be associated with each of the election options. The tax consequences to you of the Separation will depend on the facts of your own situation. Therefore, you should consult your own tax advisor for a full understanding of the tax consequences to you of exchanging your shares of Match common stock for shares of New Match common stock or a combination of shares of New Match common stock and cash. You can also refer to the general description of U.S. federal income tax consequences under the caption, “Material U.S. Federal Income Tax Consequences of the Separation” beginning on page [•] of the Proxy Statement. 13. How should I send in my signed documents? An envelope addressed to the Exchange Agent is enclosed with this package. You may use this envelope to return your Election Form and any additional documentation that may be required to make your election complete. If you do not have the envelope, you may send the Election Form and any additional documentation to: If delivering by mail: If delivering by overnight courier: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011 Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 150 Royall Street, Suite V Canton, MA 02021 You may send your documentation (using the return envelope provided) registered mail, with return receipt requested. You may also instead choose to send your documentation to the Exchange Agent by an overnight delivery service. Please do not return any documents to Match or IAC. 14. Are there any fees associated with the issuance of shares of New Match common stock in exchange for shares of Match common stock? There are no fees associated with the exchange unless you request a check or a book-entry share representing New Match common stock in a name(s) other than your name. 15. How do I change my address on the Election Form? Mark through any incorrect address information that is printed on the front of the Election Form. Clearly print the correct address in the area beside the printed information. If you would like to receive your consideration at a different address than that imprinted on the front of the Election Form, please complete the box entitled “Special Delivery Instructions” on the Election Form. 16. What do I do if: (a) I want to receive a book-entry statement for shares of New Match common stock in a name other than the name in which my book-entry statement for Match common stock is registered? (b) I want to have my check made payable to someone else? (c) The owner or co-owner of the shares is deceased? Please complete the “Special Payment, Issuance and Delivery Form” in the Election Form in order to transfer the shares or cash to someone else. 17. Will Match common stock continue to trade until the effective time of the Separation? Yes. Match common stock will continue to trade on NASDAQ during the election period and until the effective time of the Separation. However, after your Election Form is submitted to the Exchange Agent, you will not be able to trade your shares of Match common stock subject to such form, unless your election is properly revoked as described in the response to Question 18 below. + 10

NNNNNNNNNNNN . + 18. Can I revoke my election? Any election may be revoked prior to the Election Deadline with respect to all or any portion of the shares of Match common stock subject to such election. To revoke an election, a written notice of revocation must (1) specify the name of the stockholder having made the election to be revoked and (2) be signed by the stockholder in the same manner as the original signature on the Election Form by which such election was made. A new election may be made by submitting a new valid Election Form prior to the Election Deadline. 19. Who do I call if I have additional questions? You may contact MacKenzie Partners, Inc., at 800-322-2885 (Toll-Free), 212-929-5500 or proxy@mackenziepartners.com. DELIVERY INSTRUCTIONS By Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011 By Courier: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 150 Royall Street, Suite V Canton, MA 02021 + 11 NNNNNNNNN